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Exhibit 10.34

                              EMPLOYMENT AGREEMENT

   This agreement dated the 8th of December, 1995, by and between COMMUNITY FINANCIAL HOLDING CORPORATION, its subsidiaries and affiliates (herein referred to as the "Bank") and GERARD M. BANMILLER (herein referred to as the "Executive").

                                   WITNESSETH

   Wheras, the Bank and the Executive desire to assure the use of the Executive's services in connection with the business conducted by the Bank; and

   WHEREAS, it is important to the Bank that it still have the right to carry on its business without competitive interference by the Executive;

   NOW THEREFORE, the parties hereto agree as follows:

   1. TERM OF AT WILL EMPLOYMENT: Subject to the terms and conditions as hereinafter set forth, the Bank will employ the Executive and the Executive hereby accepts such employment until terminated by either in accordance with the terms hereof ("Employment Period").

   If the Executive willfully breaches a directive from the Board of Directors or habitually neglects the duties that he is required to perform under this agreement, the Bank may at its option terminate this agreement ("termination for cause") by giving written notice of termination to the Executive without prejudice to any other remedy to which the Bank may be entitled either at law , in equity, or under this agreement.

   2. DUTIES: During the Employment Period, the Executive shall serve as President of the Bank with full authority consistent with normal banking practices subject to the orders and directions only of its Board of Directors and in full conformity with all rules and regulations of the Office of the Comptroller of the Currency, and shall perform such executive and administrative duties consistent with his position as President as shall from time to time be assigned to him by the Board. He shall devote all of his business time, efforts, attention, ability and cooperation to the business of the Bank and the diligent performance of his duties in compliance with all applicable corporate regulations and policies. In connection with the Executive's employment, he shall be based at Haddon Township, New Jersey, except for required travel on corporate business to the extent reasonably consistent with business travel obligations.

   3. COMPENSATION. From year to year during the Employment Period, the Executive's base salary shall be set in January each calendar year for the twelve month period beginning January of that year and ending December 31 of the following year ("Employment Year"), as determined by the Board of Directors of the Bank.

   a.) In addition to base salary, the Executive, shall receive any additional payments to which he may become entitled as a consequence of any incentive or long range incentive schemes as the Board of Directors of the Bank may approve from time to time.

   b.) The Executive may participate, on a non-discriminatory basis, with all other employees of the Bank in any pension, incentive compensation, profit sharing, stock option, insurance, medical or other employee benefit plan in which the employees of the Bank participate from time to time, to the extent that he may be eligible to do so under the applicable provisions of such plan or plans. If the Bank does not adopt a health insurance plan including major medical and dental, it shall pay for the cost of the same for the Executive.

   c.) The Executive shall be entitled to fifteen (15) business days of vacation during each Employment Year, exclusive of business travel and seminars, in accordance with the Bank policies and regulations.

   d.) The Bank shall reimburse the Executive, or cause him to be reimbursed in accordance with corporate policies, on a monthly basis for all reasonable expenses incurred by him in the performance of his Bank duties hereunder, provided that the Executive shall have previously furnished to the Bank an itemized written account of such expenditures and approval by the Chairman of the Board.
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   e.) The Bank shall provide the Executive with the use of an automobile at no costs to the Executive.

   f.) If all or substantially all of the assets of the Bank are sold, or shares of stock of the Bank are transferred or sold, so as to effect a change of ownership or control of the Bank, whether in conjunction with a merger, consolidation or otherwise and the Executive's employment hereunder is terminated after such transfer or sale (unless terminated for cause as provided herein), the Executive shall receive a lump sum payment, payable on or before thirty (30) days following any such termination of employment, equal to his base salary which would otherwise have been payable for the remainder of the then current Employment Year plus his base salary which would otherwise have been payable for the Employment Year immediately following the Employment Year in which such termination takes place. If the Executive's base salary for the Employment Year beginning immediately following the Employment Year in which such termination takes place has not been set as provided in paragraph 3 at the time of termination of the Executive's employment hereunder, then the Executives base salary for such Employment Year shall be deemed to have been set in an amount not less then the amount payable for the Employment Year during which such termination takes place.

   4. COVENANT NO TO DISCLOSE. The Executive covenants and agrees that he will not, at any time, whether upon the expiration of the Agreement or otherwise, reveal, divulge, or make known to any person (other than the Bank) or use for his own account, any customer list, drawings, data, software, trade secrets, formulas or secret or confidential information used, owned or controlled by the Bank at any time whether or not developed, devised or otherwise created in whole or in part by the efforts of the Executive and will at all times perform his duties pursuant to the rules and regulations of the Office of the Comptroller of the Currency.

   5. COVENANT NO TO COMPETE. The Executive agrees during the Employment Period, for whatever cause or reason, he will not, directly or indirectly and whether as a principal agent, officer, director, employee, consultant, or otherwise, alone or in association with any other individual, corporation, company, firm, partnership, or other entity, carry on or be engaged, concerned, take part in, render services to or from, share in earnings of, or invest in the stocks, bonds or other securities of any entity or person engaged in a business similar to the Bank's or any of its subsidiaries.

   The Executive may invest in the stocks, bonds or other securities of any similar businesses if (1) the stock, bond or other securities are listed in the National Regional Security Exchange or registered under 12G of the Security Exchange Act of 1934; (2) his investment does not exceed, in the case of any class of capital stock of any one issuer, 5% of the issued and outstanding shares, or, in the case of the bond or other securities, 5% of the aggregate principal amount thereof issued and outstanding, and (3) such investment would not prevent, directly or indirectly, the transaction of business by the Bank with any state, district, territory or possession of the United States or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.

   It is understood by and between the parties hereto that the foregoing covenant by the Executive not to enter into competition with the Bank is an essential element of the transactions contemplated by this Agreement.

   6. COMPLIANCE WITH OTHER AGREEMENTS. The Executive represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice and/or passage of time, conflict with, result in a breach of any provision of or the termination of or constitute a default under any agreement to which the Executive is a party or by which the Executive is or may be bound.

   7. TERMINATION. If the Executive dies or becomes totally disabled during the Employment Period, his salary, his duties and all other rights and responsibilities under this Agreement shall terminate at the end of the month during which death or total disability occurs. For the purpose of this Agreement, the Executive shall be deemed to be totally disabled if he has been unable to perform his duties for 120 consecutive days or for 180 days in any twelve-month period, all as determined in good faith by the Board of Directors of the Bank.

   8. SPECIFIC PERFORMANCE REMEDIES. Without intending to limit the remedies available to the Bank, the Executive further agrees that damage at law will be an insufficient remedy to the Bank in the even that the Executive violates a term of Section 5 and 6 hereof and the Bank may apply for and have injunctive relief in any court of competent jurisdiction to restrain any breach of otherwise to specifically enforce any of the covenants of such Section.

   9. WAIVER. The waiver by the Bank or the Executive of any breach or any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
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   10. BINDING EFFECTS AND BENEFITS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors assigns, heirs, and legal representatives, including any persons with which the Bank may merge or consolidate or to which it may transfer substantially all or a significant part of its assets. This contract, being personal; cannot be assigned by the Executive.

   11. NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed certified, air mail, postage prepaid, return receipt requested, to the party to whom the same is so delivered or mailed:

   If to the Executive:.......Gerard M. Banmiller
     ........................................707 Everett Avenue
     .....................................Collingswood NJ 08l07

   If to the Bank:......Robert T. Pluese, Esquire
     ..........................................        Chairman
     ..........................................21 Euclid Avenue
     ....................................Haddonfield NJ   08033

   12. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire agreement and supersedes all prior agreements and understandings oral or written between the parties hereto with respect to the subject matter hereof. This agreement may not be changed orally but only by an agreement in writing, signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

   13. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

   14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   15. SEVERABILITY. The validity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

   16. GOVERNING LAW. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey.


     COMMUNITY FINANCIAL HOLDING COMPANY

     BY:  Robert T. Pluese
          -------------------------
          Robert T Pluese, Chairman

          Gerard M. Banmiller
          -------------------------
          Gerard M. Banmiller